                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            TRITON ENERGY CORPORATION


                                   ARTICLE ONE

     TRITON ENERGY CORPORATION, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such restated articles of incorporation contain no change in any provision thereof.

                                   ARTICLE TWO

     The restated articles of incorporation were adopted by resolution of the board of directors of the corporation on the 16th day of April, 1992.

                                  ARTICLE THREE

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof:

                            ARTICLES OF INCORPORATION
                                       OF
                            TRITON ENERGY CORPORATION

                                    ARTICLE I

The name of the corporation is TRITON ENERGY CORPORATION.

                                   ARTICLE II

     The period of its duration is perpetual.

                                   ARTICLE III

     The purposes of the corporation are:

     To carry on the business of producers, refiners, storers, suppliers and distributers of petroleum and petroleum products, including natural gas and its constituent elements; to purchase or otherwise acquire real or personal property which it may deem convenient to obtain for the purposes or in connection with the business of the corporation, whether for the purposes of resale or realization or otherwise, and in particular, land, oil wells, gas wells, refineries, mines, buildings, machinery, rights of way, pipelines or any rights or privileges and to manage, develop, sell, exchange, lease, mortgage or otherwise deal with the whole or any part of such property or rights; to establish, construct, operate and maintain a gathering system or gathering systems for the gathering of, purchase and sale of natural gas and its constituent elements; to prospect, explore and develop mines, minerals or other properties in any manner deemed desirable; to erect necessary or convenient refineries, plants, machinery, dwelling houses and other buildings, works and appliances; to carry on through prospecting drilling, piping, storing, refining buying and selling both at wholesale and at retail of oil and gas; to construct any and all buildings and pipelines and pumping stations deemed necessary or desirable in carrying on the business of the corporation (The corporation will not, however, engage in oil pipeline business);
     To borrow or raise moneys for any of the purposes of the corporation, and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other instruments and evidences of indebtedness, either negotiable or nonnegotiable and in connection therewith to mortgage or pledge the whole or any part of the property of the corporation; and to sell, pledge or otherwise dispose of bonds or other such obligations; to loan to any firm, person or corporation any of its surplus funds, either with or without security, in connection with its corporate purposes;

     To purchase, hold, sell, and transfer the shares of its own capital stock; provided that it shall not use those funds for the purchase of its shares when such would cause any impairment of its capital except as otherwise permitted by the law, and provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;
     Subject to the provisions of Part Four, Texas Miscellaneous Corporation Laws Act, REVISED CIVIL STATUTES OF TEXAS, to buy or otherwise acquire or manage and control real and personal property of every description, and to sell and convey, mortgage, pledge, lease or otherwise dispose of such property or any part thereof.
     In general to carry on all business in connection with any of the foregoing and to exercise any and all of the powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act and to do all or any of the things herein set forth to the same extent as natural persons might or could do.
                                   ARTICLE IV
     The aggregate number of shares which this corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of Common Stock of the par value of $1.00 per share and Five Million (5,000,000) shares of Preferred Stock without par value.
     The Preferred Stock may be divided into and issued into series. If the shares of any such class are to be issued in series, then each series shall be so designated as to distinguish the shares thereof from the shares of any such class and variations and the relative rights and preferences as between different series can be fixed and determined by the Board of Directors. The authority of the Board of Directors with respect to each series shall include, without limitation thereto the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

     The Board of Directors of this corporation is hereby authorized to issue the Preferred Stock at any time and from time to time, in one (1) or more series and for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value thereof. The number of shares to comprise each such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares therefrom then outstanding) shall be determined, from time to time by the Board of Directors. The Board of Directors is hereby expressly authorized, before issuance of any shares of a particular series, to determine any and all rights, preferences and limitations pertaining to such series including but not limited to:
     (1) Voting rights, if any, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of common stock as a single class, or independently as a separate class;
     (2) Rights, if any, permitting the conversion or exchange of any such shares, at the option of the holder into any other class or series of shares of this corporation and the price or prices or the rates of exchange and any adjustment thereto at which such shares will be convertible or exchangeable;
     (3) The rate of dividends, if any, payable on shares of such series, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or non-cumulative;
     (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of this corporation;

     (5) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative; and
     (6) Any other preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series not fixed and determined herein, to the extent permitted to do so by law.
     All shares of Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors as above provided and as to the date from which dividends thereon, if any, shall be cumulative if made cumulative by the Board of Directors.
     No shareholder shall be entitled, as a matter of right to purchase or subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, including, but not limited to, treasury stock, or any notes,, debentures, bonds or other securities convertible into or carrying warrants or options to purchase shares of any class now or hereafter authorized. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion may be deemed advisable.
     At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting, for the election of directors or otherwise, is expressly prohibited. On all matters coming before the shareholders, other than the election of directors, each share of issued and outstanding Common Stock shall be entitled to one (1) vote.
     Statements of Resolution establishing and designating a series of Preferred Stock of the corporation are attached hereto as Exhibits "A" and "B" and made a part hereof for all purposes.
                                    ARTICLE V
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.
                                   ARTICLE VI
     The post office address of its present registered office is c/o C T Corporation System, 350 N. St. Paul St., Dallas, Texas 75201, and the name of its present registered agent at such address is CT Corporation System.
                                   ARTICLE VII
     The number of directors constituting the present board of directors is thirteen (13). The names and addresses of the persons who presently serve as directors are:


Jake B. Goodson                         104 Mischief Lane
                                        Rockwall, TX 75087


Jesse E. Hendricks                      1506 Greentree Avenue
                                        Duncanville, TX 75137


Ernst E. Cook                           3002 Kismet
                                        Houston, TX 77043


Herbert L. Brewer                       7639 Royal Lane
                                        Dallas, Texas 75230

Wellslake D. Morse, Jr.                 c/o Triton Fuel Group, Inc.
                                        P.O. Box 4
                                        8008 Aviation Place
                                        Love Field Terminal
                                        Dallas, TX 75235


Ray H. Eubank                           1250 One Energy Square
                                        4925 Greenville Avenue
                                        Dallas, TX 75206


Tom F. Steele                           823 Baker Drive
                                        Tomball, TX 77375


Graeme O. Morris                        c/o Feez Ruthning & Co.
                                        Levels 31-33 Riverside Centre
                                        123 Eagle Street
                                        Brisbane, Queensland 4000
                                        Australia


John P. Lewis                           c/o The Lewis Company
                                        One Galleria Tower
                                        13355 Noel Road
                                        Suite 2210
                                        Dallas, TX 75240


William I. Lee                          c/o Triton Energy Corporation
                                        6688 N. Central Expressway
                                        Suite 1400
                                        Dallas, TX 75206


Charles E. Selecman                     c/o Input/Output, Inc.
                                        4235 Greenbriar Drive
                                        Stafford, TX 77477-3918


J. G. A. Tucker                         c/o KPMG Peat Marwick
                                        Hungerfords
                                        Levels 28-31
                                        Central Plaza One
                                        345 Queen Street
                                        Brisbane, Queensland 4000
                                        Australia


David E. Gore                           c/o Triton Energy Corporation
                                        6688 N. Central Expressway
                                        Suite 1400
                                        Dallas, TX  75206




                                  ARTICLE VIII
     To the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act and/or the Texas Business Corporation Act, as such statutes now exist or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.
                                   ARTICLE IX
     Except as otherwise provided in Article 2.41 of the Texas Business Corporation At, no contract, act or transaction of this corporation with any person or persons, firm, trust or association, or with any other corporation, shall be affected or invalidated because any director, officer or stockholder of this corporation is a party to, or is interested in, said contract, act or transaction, or is in any way connected with any such person or persons, firm, trust or association, or is a director, officer or stockholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages to this corporation be imposed upon such director, officer or stockholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or stockholder may be or have been necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that such interest or connection (other than an interest as a non-controlling stockholder of any such corporation) be known or disclosed to the Board of Directors of this corporation.
                                    ARTICLE X
     Each director and officer (and his heirs, executors and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, except in relation to any actions, suits, or proceedings, in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the corporation or its stockholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,, or in the event of a settlement, each director and officer (and his heirs, executors, and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the corporation not involved in the action, suit or proceeding that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the ground that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled by law.

     Dated this 16 day of April, 1992.

                              TRITON ENERGY CORPORATION


                              By:  /s/ Charles B. Crowell
                                   _______________________________________
                                   Charles B. Crowell
                                   Executive Vice President,
                                   Administration

                             STATEMENT OF RESOLUTION
                 ESTABLISHING AND DESIGNATING A SERIES OF SHARES
                                       OF
                            TRITON ENERGY CORPORATION
                     SERIES A PREFERRED STOCK, NO PAR VALUE


To the Secretary of State
  of the State of Texas

          Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, and pursuant to Article IV of its Articles of Incorporation, the undersigned, Triton Energy Texas Business Corporation, a corporation organized and existing under the Texas Business Corporation Act, as amended (the "Company"), hereby submits the following statement for the purpose of establishing and designating a series of share and fixing and determining the relative rights and preferences thereof:

          I.   The name of the corporation is Triton Energy Corporation.

          II. The following resolution establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Company on or about June 14, 1990;

          III. RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance, upon the exercise of the Rights, of a series of Preferred Stock of the Corporation, to be designated "Series A Preferred Stock" (herein after refers to as the "Series A Preferred Stock"), initially consisting of 40,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualification, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and state such designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions thereof, are as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock," with no par value, and the number of shares constituting such series shall be 40,000. Notwithstanding the provisions of Section 9 hereof, such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2. DIVIDENDS AND DISTRIBUTIONS. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

          Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after June 26, 1990 (i) declare any dividend on the Common Stock payable tin shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of vote per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such events.

               (B) Except as otherwise provided herein, in any other State of Resolution creating a series of Preferred Stock or any similar stock, or as otherwise provided by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.     LIQUIDATION, DISSOLUTION OR WINDING UP.

Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 26, 1990, (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled to immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after June 26, 1990, (i) declare any dividend on Common Stock payable in share of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

          Section 8. RANKING. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, on liquidation or otherwise, unless the terms of any such series shall provide otherwise.

          Section 9. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

          Section 10. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder thereof, in proportion of a share which shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all of the rights of holders of shares of Series A Preferred Stock.

     AND BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and they are hereby, authorized and directed from time to time to execute such certificates, instruments or other documents and do all such things as may be necessary or advisable in their discretion in order to carry out the terms, including the filing with the Secretary of State for the State of Texas of a copy of the foregoing Resolution executed by the President or any Vice President and the Secretary or Assistant Secretary and verified by one of the officers so executing such document.

Dated:  July ____, 1990


                                             TRITON ENERGY CORPORATION



                                             By:_______________________________
                                                  Charles B. Crowell,
                                                  Senior Vice President and
                                                  General Counsel


                                             By:_______________________________
                                                  J. Sanderson, Secretary

THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )


     I, _________________________________, a notary public, do hereby certify that this _____ day of July, 1990, personally appeared before me Charles B. Crowell who being by me first duly sworn, declared that he is the Senior Vice President and General Counsel of Triton Energy Corporation, that he signed the foregoing document as Vice President and General Counsel of the corporation, and that the statements therein contained are true.



                                             __________________________________
                                             Notary Public in and for Dallas
County, Texas

My Commission Expires:

______________________


THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )


     I, _________________________________, a notary public, do hereby certify that this _____ day of July, 1990, personally appeared before me J. Sanderson who being by me first duly sworn, declared that she is the Secretary of Triton Energy Corporation, that she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.



                                             __________________________________
                                             Notary Public in and for Dallas
County, Texas

My Commission Expires:

______________________

                           STATEMENT OF RESOLUTION OF
                            TRITON ENERGY CORPORATION


                     Series A Preferred Stock, no par value



To the Secretary of State
  of the State of Texas:


     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, and pursuant to Article IV of its Articles of Incorporation, the undersigned, Triton Energy Corporation (the "Company"), hereby submits the following statement for the purpose of increasing the number of shares comprising the Company's Series A Preferred Stock, no par value:

          I.        The name of the Corporation is Triton Energy Corporation.

          II. The following resolution increasing the number of shares comprising the Company's Series A Preferred Stock, no par value, was duly adopted by the Board of Directors of the Company on January 16, 1992.

          III. "RESOLVED, that pursuant to the authority granted to the Board of Directors of the Company by the Articles of Incorporation, as amended, and subject to the provisions of such Articles of Incorporation, as amended, the number of shares constituting the Company's Series A Preferred Stock, no par value, be, and the same hereby is, increased from 40,000 to 200,000; and be it

                    "FURTHER RESOLVED, that the appropriate officers of the
               Company be, and they hereby are, authorized and directed from time to time to execute such certificates, instruments or other documents and to do all such things as may be necessary or advisable in their discretion in order to carry out the terms of the foregoing resolution, including the filing with the Secretary of State for the State of Texas of a copy of the foregoing resolution executed by the President or any Vice President and the Secretary or Assistant Secretary of the Company.


Dated:    January 16, 1992.


                                                  TRITON ENERGY CORPORATION

                                        By:____________________________________
                                             Charles B. Crowell, Executive Vice
                                               President, Administration


                                        By:____________________________________
                                             J. Sanderson, Secretary


THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )


     I, _________________________________, a notary public, do hereby certify that this _____ day of January, 1992, personally appeared before me Charles B. Crowell who being by me first duly sworn, declared that he is the Executive Vice President, Administration of Triton Energy Corporation, that he signed the foregoing document in such capacity, and that the statements therein contained are true.



                                             __________________________________
                                             Notary Public in and for Dallas
County, Texas


My Commission Expires:

______________________



THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )


     I, _________________________________, a notary public, do hereby certify that this _____ day of July, 1990, personally appeared before me J. Sanderson who being by me first duly sworn, declared that she is the Secretary of Triton Energy Corporation, that she signed the foregoing document in such capacity, and that the statements therein contained are true.

                                             __________________________________
                                             Notary Public in and for Dallas
County, Texas


My Commission Expires:

______________________